UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  October 27, 2011

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Item 7.01.  Regulation FD Disclosure.

On October 27, 2011,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter and nine months ended September 30, 2011, a copy of which is attached hereto as Exhibit 99.1.

The Company further announced in the Press Release that its board of directors (the “Board”) approved, effective as of October 27, 2011, certain changes in its senior management, as described in Item 5.02 of this Form 8-K below.

The Company further announced in the Press Release the implementation of a workforce reduction program, as described in Item 8.01 of this Form 8-K below.

The Company further announced in the Press Release that the Board declared a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on December 15, 2011, to stockholders of record as of the close of business on December 2, 2011. The declaration of any future cash dividend, including the amount of such dividend and the establishment of record and payment dates, will be determined by the Board in its sole discretion.

The Company further announced in the Press Release that the Board  authorized a $50.0 million increase in the total repurchase amount available under the Company’s stock repurchase program.  As of September 30, 2011, the Company had repurchased shares of its common stock with an aggregate value of approximately $66.8 million, pursuant to the $70.0 million total repurchase amount that had been initially authorized by the Board under the stock repurchase program in July 2010.

The Press Release, dated October 27, 2011, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

The information provided under Item 8.01 of this Form 8-K below is incorporated by reference into this Item 2.05.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)          Executive Management Succession

On October 27, 2011, the Company announced that Thomas B. Michaud, formerly Vice Chairman and Chief Operating Officer of the Company, has been appointed to the positions of Chief Executive Officer and President. Andrew M. Senchak, formerly President and Vice Chairman of the Company, has been appointed to the position of Chairman of the Board. John G. Duffy, formerly Chairman of the Board and Chief Executive Officer, will stay with the Company, serving as Vice Chairman of the Board.  Each of Messrs. Michaud, Senchak and Duffy will continue to be members of the Board.  These appointments have been approved by the Board and became effective on October 27, 2011.

Mr. Michaud will work with the Board in the development of long term strategy and policy and oversee management of the Company. He will also serve as Chairman, CEO and President of its U.S. brokerage subsidiary, Keefe, Bruyette & Woods, Inc. (“Keefe”), as well as Chairman of its U.K. brokerage subsidiary.  He will continue to be a Vice Chairman of the Board. Mr. Senchak will continue to focus on investment banking opportunities and, as Chairman of the Company, will oversee the Company’s Board, working closely with Mr. Michaud on strategy and policy.  Mr. Duffy will focus on investment banking opportunities, particularly in the U.S. and Asia and will serve as Chairman of the Company’s Asia subsidiary. All three executives will continue to be members of the boards of directors of all the Company’s brokerage subsidiaries. The Company has eliminated the position of Chief Operating Officer.

Until his appointment as the Company’s Chief Executive Officer and President, Mr. Michaud, age 47, had served as Chief Operating Officer since August 2005. He has also been a Vice Chairman and a member of the Board since that time. In addition to his appointment as the Chairman and Chief Executive Officer of Keefe, he has also served as its President since 2006, overseeing all components of the firm’s coordinated brokerage operations, including sales and trading, capital markets and research. He began his career with Keefe in 1986 as a credit trainee in the Bank Watch Department, transferred to the Research Department before joining the Equity Sales Team in 1988 and was named Director of Equity Sales and Executive Vice President in 1999. He also became a director of Keefe in 1999 and its Vice Chairman and Chief Operating Officer in 2001.

Until his appointment as Chairman of the Board, Mr. Senchak, age 64, had served as the Company’s President and Vice Chairman since August 2005. He has also been a member of the Board since that time. He has been with Keefe’s Investment Banking Department since 1985, became a director of Keefe and the head of Investment Banking in 1997 and was elected its Vice Chairman and President in 2001. Mr. Senchak stepped down as President of Keefe in 2006 and as co-head of Investment Banking in January 2010.

Certain information required to be disclosed in this Item 5.02 pursuant to Item 404(a) of Regulation S-K is set forth on pages 54 and 55 of the Company’s definitive proxy statement with respect to its 2011 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 29, 2011 and is filed as Exhibit 99.2 to this report and incorporated by reference herein .

Item 8.01.  Other Events.

On October 27, 2011, the Company announced the implementation of a workforce reduction program, in light of sustained uncertainty in global market and economic conditions and the continued low level of capital markets and merger and acquisitions activity in the financial services sector.

The employee reduction plan is expected to result in a decrease in the Company’s workforce of approximately 80 full time employees. A portion of these employee reductions occurred in the third quarter and have continued into the fourth quarter, through a combination of terminations and selective decisions to not replace certain departing employees. It is estimated that the Company will incur severance costs of approximately $5 million. Severance costs of $1.8 million were included in the results for the third quarter and the remainder is expected to be included in the fourth quarter results.  The annualized salary and benefits expense associated with the employees included in this plan is approximately $13 million in the aggregate. In addition to the headcount reduction, the Company also announced that other cost reduction initiatives are underway, including significantly reducing the use of consultants and temporary employees, as well as efforts to reduce other non-compensation expenses.

Company management will continue to carefully monitor revenue and growth opportunities and may make further adjustments in future periods.  It is not currently possible to determine what additional investments the Company may make in pursuing future business opportunities, and it is possible that the Company may hire additional employees or incur other expenses in pursuing such activities.  Accordingly, a portion of the workforce reduction described above may be offset in future periods.

Special Note Regarding Forward Looking Statements

This Form 8-K contains “forward-looking” statements, including, without limitation, statements related to projected cost savings resulting from the corporate and strategic restructuring, estimated restructuring and transition related costs and the expected timing for completion of the restructuring. Any statements contained in this Form 8-K that are not statements of historical or current fact may be forward-looking statements. These statements are only predictions based on the Company’s current expectations and projections about future events. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of numerous risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the workforce reduction program and cost reduction initiatives as currently planned and the possibility of not achieving the expected timing and financial impact of such program and initiatives (including costs and cost savings), which could by caused by several factors, including the effects of the workforce reduction program and cost reduction initiatives  on the Company and unanticipated charges not currently contemplated that may occur as a result of such program and initiatives, the unpredictability of any negotiations pertaining to cost reduction initiatives with vendors, landlords, service providers and other third parties, adjustments arising in the normal course of completing the Company’s fourth quarter and year-end financial closing process, and overall market conditions.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 contains, under the heading  “Risk Factors,” a more comprehensive description of risks to which the Company is subject.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Form 8-K:

99.1 Press Release issued by KBW, Inc. dated October 27, 2011.

The following exhibit is filed as part of this Form 8-K:

99.2  Pertinent pages (pursuant to Rule 12b-23) incorporated by reference in Item 5.02 of this Form 8-K (pages 54-55 as set forth in the Company’s definitive proxy statement with respect to its 2011 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 27, 2011

KBW, INC.

By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel